                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                    SEPARATE ACCOUNT PERFORMANCE CALCULATION

                         KELMOORE STRATEGY VARIABLE FUND

         Total return is the percentage change between the public offering price of one subaccount unit at the beginning of the period to the public offering price of one subaccount unit at the end of the period. Ending total values are calculated for any specific period and cumulative total returns are calculated according to the following formula:

                                  Cash Surrender Value - Initial Amount Invested
                   Total Return = ----------------------------------------------
                                             Initial Amount Invested

         Based on an initial investment made June 30, 2000 and unit information shown below, and adjusting for the annual administration charge, the value of such investment at December 31, 2000 and the cumulative total return since inception is as follows:


         Ending Value             Total Return
         ------------             ------------
         $1,001.30                $1,001.30 - $1,000
                                  ------------------ =  0.13%
                                       $1,000


         Unit Value Information
         ----------------------
                                    Unit
            Date                    Value
            ----                    -----

         12/11/2000               $10.002
         12/31/2000                10.015


                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                    SEPARATE ACCOUNT PERFORMANCE CALCULATION

                      KELMOORE STRATEGY VARIABLE EAGLE FUND

         Total return is the percentage change between the public offering price of one subaccount unit at the beginning of the period to the public offering price of one subaccount unit at the end of the period. Ending total values are calculated for any specific period and cumulative total returns are calculated according to the following formula:

                                  Cash Surrender Value - Initial Amount Invested
                   Total Return = ----------------------------------------------
                                            Initial Amount Invested

         Based on an initial investment made June 30, 2000 and unit information shown below, and adjusting for the annual administration charge, the value of such investment at December 31, 2000 and the cumulative total return since inception is as follows:


         Ending Value               Total Return
         ------------               ------------

         $1,001.30                  $1,001.30 - $1,000
                                    ------------------ =  0.13%
                                         $1,000


         Unit Value Information
         ----------------------

                                      Unit
            Date                      Value
            ----                      -----
         12/11/2000                 $10.002
         12/31/2000                  10.015
